UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2012

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective June 1, 2012, CBL & Associates Properties, Inc. (the “Company”), pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of CBL & Associates Limited Partnership, the Company's operating partnership (the “Operating Partnership”), delivered its election notice in response to an exchange notice received May 10, 2012 from Jacobs Realty Investors Limited Partnership, covering an aggregate of 9,757,100 common units of limited partnership in the Operating Partnership. In accordance with the Company's right to deliver either shares of the Company's common stock, par value $.01 per share (the “Common Stock”) or their cash equivalent (as determined pursuant to the Partnership Agreement) to complete these exchanges, the Company has elected to issue an aggregate of 9,757,100 shares of Common Stock.

The closing of these transactions is scheduled to take place on Monday, June 11, 2012. We believe the issuance of these shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it does not involve a public offering or sale. No underwriters, brokers or finders were involved in these transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy Vice Chairman, Chief Financial Officer, Treasurer and Secretary

Date: June 1, 2012